                                                                     EXHIBIT 4.1


                             MULTIMEDIA GAMES, INC.

                         STOCK OPTION PLAN AND AGREEMENT

                              1998 PRESIDENT'S PLAN


         THIS STOCK OPTION PLAN AND AGREEMENT, entered into this 12th day of June, 1998, by and between Multimedia Games, Inc., a Texas corporation (the "Company"), and Clifton Lind (the "Employee"),

                                   WITNESSETH:

         WHEREAS, the Company desires to employ the Employee as its President and Chief Operating Officer;

         WHEREAS, as an inducement to accept such employment, the Company desires to grant the Employee options to acquire shares of the Company's common stock, $.01 par value per share ("Common Stock");

         WHEREAS, subject to Section 15 of this Agreement, it is intended that each option qualify as an "Incentive Stock Option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Company and the Employee have agreed to terminate and cancel all of the "Other Options" as provided in Section 14 of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:

         1. Grant of Option. (a) On the terms and conditions hereinafter set forth, the Company hereby irrevocably grants to the Employee each of the options (each an "Option" and collectively, the "Options") to purchase shares of Common Stock (the "Shares") as set forth on Schedule A attached hereto.

         (b) Subject to Section 15, it intended that each Option shall be an Incentive Stock Option.

         (c) If an Option is an Incentive Stock Option, the aggregate Fair Market Value (determined as of the date of this Agreement) of the Shares subject to the Option and of all other shares of Common Stock subject to options granted under any other option plans of the Company (or any of its affiliated companies) that become exercisable for the first time by the Employee during any calendar year shall not exceed $100,000; and to the extent such $100,000 amount is exceeded, the Option shall be treated as a Non-Qualified Stock Option.

         2. Purchase Price. The purchase price ("Purchase Price") for the Shares covered by each Option shall be $3.8125 per Share.

         3. Time of Exercise of Option; Exercisability. (a) Each Option shall become exercisable on the Date Initially Exercisable of such Option as set forth on Schedule A hereto.

         (b) Each Option shall expire if and to the extent not exercised prior to the Expiration Date of such Option as set forth on Schedule A.

         (c)      Notwithstanding the foregoing provisions of this Section 3,

                  (i) Upon the death of Employee or upon the occurrence of a "Change of Control" (as hereinafter defined):

                  (A) each Option that is then exercisable on the date of such event shall remain exercisable until the 30th day following such event; provided that if such event is the death of Employee, such Option shall remain exercisable for a period of 365 days from the date of Employee's death; and

                  (B) each Option that is not then exercisable on the date of such event shall nevertheless become immediately exercisable as to all of the Shares subject to such Option shall remain exercisable until the 30th day following such event; provided that if such event is the death of Employee, such Option shall remain exercisable for a period of 365 days from the date of Employee's death.

                   (ii) In the event of the termination of the Employee's employment with the Company for Cause (as hereinafter defined):

                  (A) each Option that is then exercisable on the date of such termination shall remain exercisable until the 30th day following such termination; and

                  (B) each Option that is not then exercisable on the date of such termination shall expire on the date of such termination.

                  (iii) In the event of the termination of the Employee's employment with the Company due to the death or "disability" (as hereinafter defined) of the Employee:

                  (A) each Option that is then exercisable on the date of such death or disability shall remain exercisable until the 365th day following such termination; and

                  (B) each Option that is not then exercisable on the date of such death or disability shall expire on the date of such termination.

                  (iv) In the event the Employee's employment with the Company is terminated by the Company without "Cause" or in the event the Employee terminates his employment with the Company for "Good Reason" (as hereinafter defined):

                  (A) each Option that is then exercisable on the date of such termination shall remain exercisable until the 90th day following such termination;

                  (B) each Option that would become exercisable on or before the second anniversary of the date of such termination shall become exercisable as of the date of such termination and shall thereafter remain exercisable until the 90th day following such termination; and

                  (C) each other Option not referred to in clauses (A) and (B) of this Section 3(c)(iv) shall terminate on the date of such termination.

         (v) In the event the Employee's employment with the Company is voluntarily terminated by the Employee without "Good Reason":

                  (A) each Option that is then exercisable on the date of such termination shall remain exercisable until the 90th day following such termination;

                  (B) each Option that would become exercisable on or before the first anniversary of the date of such termination shall become exercisable as of the date of such termination and shall thereafter remain exercisable until the 90th day following such termination; and

                  (C) each other Option not referred to in clauses (A) and (B) of this Section 3(c)(v) shall terminate on the date of such termination.

                  (vi) When used in this Agreement, the following terms shall have the indicated meanings:

                  "Cause" shall mean (A) the commission by the Employee of an act of dishonesty, fraud or embezzlement (including the unauthorized disclosure of confidential or proprietary information of the Company) which results in, or reasonably could be expected to result in, material injury to the Company, (B) a felony conviction of, or plea of guilty or nolo contendre to a felony by, the Employee, (C) willful misconduct by the Employee as an employee of the Company which results in, or reasonably could be expected to result in, material injury to the Company, or (D) the willful failure of the Employee to render services to the Company in accordance with the terms of his employment which failure amounts to a material neglect of his duties to, and results in material injury to, the Company, as determined in each case in good faith by the Company's Board of Directors.

                  "Change of Control" shall mean (A) the merger or consolidation of the Company with any Person (other than a merger or consolidation to change the place of domicile of the Company) where the Company is not the surviving entity (or survives only as the subsidiary of another Person), or (B) the sale of all or substantially all of the Company's assets to any Person, or (C) the dissolution of the Company, or (D) if any Person together with its affiliates shall become, directly or indirectly, the beneficial owner of at least 51% of the voting stock of the Company

                  "disability" shall mean the permanent disability of the Employee in accordance with the then- applicable provisions of the disability policy of the Company as in effect from time to time or, if no such policy is in effect, in accordance with the definition of disability under the Social Security Act of 1935, as amended.

                  "Good Reason" shall mean (i) the failure to pay the Employee an annual salary at least equal to that in effect on the date of this Agreement (or any greater amount that may be in effect after the date of this Agreement, (ii) the failure to retain the Employee as the President and Chief Operating Officer of the Company, (iii) the imposition upon the Employee of duties materially less in stature than those performed by a president and chief operating officer of a publicly traded company, and (iv) the imposition upon the Employee of any requirement to perform any illegal act.

                  "Person" shall mean an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a limited liability company or any other entity.

         (d) Anything to the contrary in this Section 3 notwithstanding, in no event shall any Option be exercised prior to December 17, 1998; and should any of the events specified in Section 3(c) require the exercise of an Option prior to December 17, 1998, the right to make such exercise shall be continued until December 17, 1998.

         4. Manner of Exercise of Option. (a) To the extent that the right to exercise an Option is then in effect, such Option may be exercised in full or in part by giving written notice to the Company stating the number of Shares exercised and accompanied by payment in full for the Purchase Price of such Shares. Payment may be made, at the election of the Employee,

                  (i) in cash (or by authorizing a third party to sell all or a portion of the Shares being purchased on the condition that an appropriate portion of such sale proceeds are remitted to the Company), or

                  (ii) by check payable to the Company, or

                  (iii) in shares of Common Stock (having a Fair Market Value on the date of payment equal to that portion of the Purchase Price being paid in such shares), or

                  (iv) by a promissory note of the Employee payable to the Company (having the terms set forth in Section 4(d) below), or

                  (v) a combination of the foregoing, or

                  (vi) in such other form of consideration as the Board of Directors of the Company may, in its sole discretion, agree;

provided that, if at the time of exercise such Option (or a portion of such Option) is a Non-Qualified Stock Option then Employee shall be required to pay to the Company an amount of cash at least equal to the Company's obligation to withhold for federal and state income taxes. Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made to the Employee at the principal office of the Company not more than thirty (30) days from the date of receipt of the notice by the Company.

         (b) The Company shall at all times during the term of each Option reserve and keep available such number of Shares of its Common Stock as will be sufficient to satisfy the requirements of such Option.

         (c) Notwithstanding the provision of Section 4(a) of this Agreement, the Company may delay the issuance of Shares covered by the exercise of an Option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

                    (i) The Shares with respect to which such Option has been exercised are at the time of the issue thereof effectively registered or qualified under applicable federal and state securities acts now in force or as hereafter amended; or

                   (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration and qualification under applicable federal and state securities acts now in force or as hereafter amended. The Company shall use its best efforts to obtain a favorable opinion to the foregoing effect.

         (d) Any promissory delivered by the Employee shall be due and payable as to principal on the third anniversary of the date of the note, and shall be payable as to interest on a monthly basis at a rate per annum equal to the "applicable federal rate" as then in effect for notes of like duration and terms of payment.

         5. Non-Transferability. The right of the Employee to exercise an Option shall not be assignable or transferable by the Employee otherwise than by will or the laws of descent and distribution, and each Option may be exercised during the lifetime of the Employee only by the Employee. Any transfer or purported transfer of an Option in violation of the preceding sentence shall be null and void and without effect, including without limitation any purported transfer or assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon an Option.

         6. Restrictions. (a) In the event that for any reason the Shares to be issued upon exercise of an Option shall not be effectively registered under the Securities Act of 1933 (the "1933 Act"), upon any date on which an Option is exercised in whole or in part, the Employee shall give a written representation to the Company in the form attached hereto as Exhibit 1 and the Company shall place an "investment legend", as described in Exhibit 1 hereto, upon any certificate for the Shares issued by reason of such exercise.

         (b) Within 90 days from the date of this Agreement, the Company shall file a registration statement on Form S-3 for the purpose of registering under the 1933 Act the resale of the Shares. The Company shall use its best efforts to cause such registration statement to be declared effective and to remain in effect until registration of the Shares is no longer necessary in order for the Employee to sell the Shares publicly under Rule 144.

         7. Recapitalizations, Reorganizations, Changes in Control and the Like. In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another Person by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, Change of Control or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of Shares or other securities as to which each Option shall be exercisable. Such adjustment shall be made without change in the total purchase price applicable to the unexercised portion of an Option.

         8. No Special Employment Rights. Nothing contained in this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Employee for the period within which any Option may be exercised.

         9. Rights as a Shareholder. The Employee shall have no rights as a shareholder with respect to any Shares which may be purchased by exercise of any Option unless and until a certificate or certificates representing Shares are duly issued and delivered to the Employee and the Employee has executed and delivered to the Company any and all agreements, instruments and other documents required by the Company pursuant to Section 6(a) hereof.

         10. Withholding Taxes. Whenever Shares are to be issued upon exercise of an Option, the Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for Shares. In all events Employee shall pay such withholding tax in cash to the Company.

         11. Fractional Shares. No fraction of a Share shall be purchasable or deliverable upon the exercise of an Option, but in the event any adjustment hereunder of the number of Shares or other securities covered by an Option shall cause such number to include a fraction of a Share, such fraction shall be adjusted to the nearest smaller whole number of a Share.

         12. Notices. Any communication or notice required or permitted to be given under this Agreement shall be in writing and shall be deemed duly given if sent by telecopy, upon dispatch thereof (answerback received), or if hand delivered upon receipt thereof or if mailed by registered or certified mail, postage prepaid, return receipt requested, upon the third business day after dispatch thereof, as follows:

                           If to the Company:

                           Multimedia Games, Inc.
                           7335 South Lewis Avenue, Suite 204
                           Tulsa, Oklahoma  74136
                           Attention: Chairman of the Board
                           Telecopy:  (918) 494-0177

                           If to the Employee:

                           At the address set forth below
                           the signature of Employee

         13. Miscellaneous. (a) This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, terminating and superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

         (b) Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

         (c) This Agreement shall be construed under and governed by the laws of the State of Oklahoma.

         14. Cancellation of Other Options. The Company and the Employee hereby mutually agree to terminate and cancel, effective immediately, each and every of the warrants, options and other rights to purchase Common Stock heretofore granted by the Company to the Employee as in effect immediately prior to the date of this Agreement.

         15. Shareholder Approval of Incentive Stock Options. This Agreement is intended to be a "plan" within the meaning of Section 422 of the Code. The total number of shares of Common Stock subject to this "plan" that may be issued as Incentive Stock Options is 338,000 shares. This Agreement and the Options granted hereunder shall become effective with respect to Incentive Stock Options on the date the Company's stockholders formally approve the Plan; provided that, if such approval is not obtained on or before June 17, 1999, the Options shall remain in effect in accordance with their respective terms but shall be non-qualified stock options.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has hereunto set his or her hand, all as of the day and year first above written.

                                           MULTIMEDIA GAMES, INC.



                                           By:
                                              ---------------------------------


                                           EMPLOYEE


                                           ------------------------------------
                                           Name: Clifton Lind
                                           Address:
                                                   ----------------------------

                                                   ----------------------------

                                          Social Security No.:
                                                              -----------------

                         STOCK OPTION PLAN AND AGREEMENT
                                    EXHIBIT 1


Gentlemen:

         In connection with the exercise by me as to_________ shares of Common Stock, $.01 par value per share, of Multimedia Games, Inc. (the "Company") under the Stock Option Agreement dated _____________, granted to me under the 1996 Stock Incentive Plan, I hereby acknowledge that I have been informed as follows:

          1. The shares of Common Stock of the Company to be issued to me pursuant to the exercise of said option have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

          2. Routine sales of securities made in reliance upon Rule 144 under the Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and in any sale to which that Rule is not applicable, registration or compliance with some other exemption under the Act will be required.

         3. The Company is under no obligation to me to register the shares or to comply with any such exemptions under the Act.

         4. The availability of Rule 144 is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such requirement.

         In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge or transfer such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under the Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

         "These securities have not been registered under the Securities Act of 1933 and may not be sold, transferred, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company, both as to opinion and counsel, that such registration is not required."

         I further agree that the Company may place a stop order with its Transfer Agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.

                                             Very truly yours,

                                   SCHEDULE A

                                 LIST OF OPTIONS

Number of Shares
Subject to Option                           Date Initially Exercisable                  Expiration Date


      27,000                                     June 17, 1998                          May 29, 2002
      50,000                                     September 30, 1998                     September 30, 2002
      12,250                                     June 17, 1998                          February 20, 2007
      12,250                                     February 20, 1999                      February 20, 2007
      12,250                                     February 20, 2000                      February 20, 2007
      12,250                                     February 20, 2001                      February 20, 2007
      12,500                                     January 8, 1999                        January 8, 2008
      12,500                                     January 8, 2000                        January 8, 2008
      12,500                                     January 8, 2001                        January 8, 2008
      12,500                                     January 8, 2002                        January 8, 2008
      40,500                                     August 28, 1998                        August 28, 2007
      40,500                                     August 28, 1999                        August 28, 2007
      40,500                                     August 28, 2000                        August 28, 2007
      40,500                                     August 28, 2001                        August 28, 2007